UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2010

MEDIA SENTIMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	20-5740705
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

529 Buchanan Street, San Francisco, California, 94102, 415-861-3421
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06

Change In Shell Company Status

We are amending our Form 8-K, filed on May 19, 2010, with respect to this Item, as follows:

We have never been a shell company.

Since our incorporation on October 16, 2006, we have had 100% ownership interest in our Media Sentiment® software, and establishment of our promotional websites.

And since our incorporation, we have developed newer and better versions of this software, registered the Media Sentiment trademark, applied for a patent on the software, and expanded our promotional efforts to the point where today, our websites have garnered over 42 million hits.

We have also been successful in engaging Financial Content Services, Inc. to distribute our media sentiment data to their network of financial web sites. To this date, Financial Content Services has delivered our media sentiment alerts to more than 100,000 unique visitors on publication websites such as San Francisco Chronicle, c/net, CBS Money Watch, and dozens of large online city newspapers.

Additionally, we have engaged Investing Channel, Inc. to sell advertising on our web sites and during the first five months of 2010 have delivered over 3,000,000 advertising impressions to advertisers such as Barrons, E*Trade, Thomson Reuters, Barrons Online, TradeStation, Citi Institutional, CitiFX, Motley Fool, optionsHouse, optionsXpress, TD Ameritrade, Scottrade and the Options Industry Council.

We have had revenues every full fiscal year of our existence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SENTIMENT, INC.

Date: July 20, 2010

/s/Marian Munz
Marian Munz
Chief Executive Officer